SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 JANUARY 7, 1997


                       COCA-COLA BOTTLING CO. CONSOLIDATED
             (Exact name of registrant as specified in its charter)



          Delaware                    0-9286                  56-0950585
 (State or other jurisdiction  (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)



               1900 Rexford Road, Charlotte, North Carolina 28211
                (Address of principal executive offices Zip Code)


                                 (704) 551-4400
               Registrant's telephone number, including area code


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Item 5.  Other Events


On January 7, 1997, the Company issued the following press release:




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(Coca-Cola Logo)
COCA-COLA BOTTLING CO. CONSOLIDATED               NEWS RELEASE

MEDIA CONTACT:                           INVESTOR CONTACT:
Lauren C. Steele                         David V. Singer
Vice President, Corporate Affairs        Vice President, Chief Financial Officer
704-551-4551                             704-551-4604

FOR IMMEDIATE RELEASE                    SYMBOL: COKE
Tuesday, January 7, 1997                 QUOTED: The Nasdaq Stock Market
                                                 (National Market)


                       COCA-COLA BOTTLING CO. CONSOLIDATED
                         ANNOUNCES COMMON STOCK PURCHASE


Charlotte, NC, January 7, 1997 -- Coca-Cola Bottling Co. Consolidated announced today that it has purchased 145,260 shares of its Common Stock in a private transaction with a single shareholder at a price of $47.50 per share.

The Company intends to negotiate with The Coca-Cola Company for the purchase of approximately 275,000 additional shares of Common Stock. This negotiation is pursuant to a contractual arrangement whereby the Company has the right under certain circumstances to purchase sufficient shares so as to maintain an ownership position of 29.67% by The Coca-Cola Company. The Company has no immediate plans to purchase additional shares.

Prior to the purchase of the 145,260 shares, the Company had 7,465,869 shares of Common Stock and 1,319,862 shares of Class B Common Stock outstanding. Following the purchase but without giving effect to any purchase of shares from The Coca-Cola Company, the Company will have 7,320,609 shares of Common Stock and 1,319,862 shares of Class B Common Stock outstanding.

Coca-Cola Bottling Co. Consolidated, headquartered in Charlotte, NC, is the second-largest Coca-Cola bottler in the United States with annual revenues of more than $760 million. The Company operates in 12 southeastern states and has approximately 5,000 employees.



                                      -30-


(Recycled Paper logo)



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Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:


                                          COCA-COLA BOTTLING CO. CONSOLIDATED

                                                     (REGISTRANT)




Date: January 10, 1997          BY:          /s/ David V. Singer
                                  ------------------------------------------
                                                 David V. Singer
                                  Principal Financial Officer of the Registrant
                                                       and
                                    Vice President, Chief Financial Officer